SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2017

CITIZENS COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33003	20-5120010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On May 30, 2017, Citizens Community Bancorp, Inc. a Maryland corporation (the “Company”) entered into a Subordinated Note Purchase Agreement (“Note Purchase Agreement”) with EJF Debt Opportunities Master Fund, LP (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 6.75% fixed-to-floating subordinated notes in the aggregate principal amount of $15 million (the “Notes”). The Note Purchase Agreement provides for funding on a date no earlier than July 1, 2017 and no later than July 31, 2017, subject to certain customary conditions. The Notes will provide for a maturity date to occur ten years from the date of issuance. The Notes will provide for an annual interest rate for the first five years following issuance of the Notes (the “Fixed Interest Period”) of 6.75%, subject to adjustment at funding if, and, to the extent that, the 10-Year Treasury Constant Maturity Index exceeds 2.5% on the business day immediately preceding funding, as quoted by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). After the Fixed Interest Period and through maturity (the “Floating Interest Period”), the interest rate will be reset quarterly, to equal the three-month London interbank offered rate (“LIBOR”) plus 490 basis points. Interest on the Notes will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year through the maturity date.

The Notes are expected to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations. The Note Purchase Agreement provides that the Notes may not be redeemed by the Company prior to the fifth anniversary of the effective date of the Notes, with certain limited exceptions.

The Note Purchase Agreement contains customary representations, warranties and covenants by each of the parties.

Second Amended and Restated Loan Agreement

On May 30, 2017, the Company entered into the Second Amended and Restated Loan Agreement (the “Loan Agreement”) with First Tennessee, National Association (“FTN”) whereby FTN terminated the undrawn $3 million revolving line of credit and extended a $5 million term loan facility to the Company for the purpose of financing its previously announced merger with Wells Financial Corp. The Loan Agreement provides for funding on a date no later than September 30, 2017, subject to certain customary conditions and the consummation of the merger with Wells Financial Corp substantially simultaneously with funding. The Loan Agreement provides for a floating interest rate that is LIBOR plus 270 basis points, which will be reset quarterly, and the maturity date will be five years from closing. As collateral for the loan, the Company pledged all of the outstanding shares in its wholly-owned subsidiary, Citizens Community Federal National Association. The Company paid a 15 basis point commitment fee, and agreed to cover FTN’s legal fees associated with documenting the Loan Agreement.

The foregoing summary of the Note Purchase Agreement, the Notes and the Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Note Purchase Agreement, the Form of Note and the Loan Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Subordinated Note Purchase Agreement between Citizens Community Bancorp, Inc. and EJF Debt Opportunities Master Fund, LP dated May 30, 2017.

4.2	Form of Subordinated Note.

10.1	Second Amended and Restated Loan Agreement with First Tennessee, National Association dated May 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Community Bancorp, Inc.
(Registrant)

Date: May 31, 2017	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg, Chief Financial Officer